Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Stacy Roughan and Samantha Verdile

Sard Verbinnen & Co.

310-201-2040 and 212-687-8080

DineEquity, Inc. Reports Successful Second Quarter 2014 Results

•                  Second quarter 2014 adjusted EPS (Non-GAAP) of $1.16 and GAAP EPS of $1.00

•                  Adjusted EPS (Non-GAAP) increased 14% compared to the second quarter of 2013

•                  Generated strong free cash flow of $50.0 million in the first six months of 2014

•                  Over $29 million returned to shareholders in the form of a second quarter cash dividend of $0.75 per share of common stock and share repurchases

•                  Second quarter domestic system-wide same restaurant sales increased 3.2% and 0.6% at IHOP and Applebee’s, respectively

•                  Both IHOP and Applebee’s ranked number one by Nation’s Restaurant News for the seventh consecutive year in their respective categories based on last fiscal year’s U.S. system-wide same-restaurant sales

GLENDALE, Calif., July 29, 2014 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the second quarter of fiscal 2014.

“We delivered successful results for the second quarter, driven by the continued focus on our strategic objectives,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  Ms. Stewart added, “We are very pleased to announce that IHOP and Applebee’s reported positive same-restaurant sales and outperformed their respective categories based on industry sales data.  We are doing the work necessary to drive long-term success at both of our brands.  In addition, we continue to generate substantial free cash flow, tightly manage our general and administrative expenses, and return significant cash to shareholders.  We remain clearly focused on maximizing shareholder value and driving sustainable growth.”

Second Quarter 2014 Financial Highlights

•                  Adjusted net income available to common stockholders was $22.1 million, representing adjusted earnings per diluted share of $1.16 for the second quarter of 2014. This compares to $19.7 million, or adjusted earnings per diluted share of $1.02, for the second quarter of 2013. Adjusted earnings per diluted share increased by 14% compared to the second quarter of 2013.  The improvement in adjusted net income was due to higher segment profit, lower general and administrative expenses, and lower cash interest expense. These items were partially offset by higher income taxes.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $18.9 million, or earnings per diluted share of $1.00, for the second quarter of 2014.  This compares to $16.6 million, or earnings per

DineEquity, Inc.

diluted share of $0.87, for the second quarter of 2013.  Earnings per diluted share improved by 15% compared to the second quarter of 2013.  The increase in net income was primarily due to higher segment profit, lower general and administrative expenses, and a gain on the disposition of assets in the second quarter of 2014 compared to a loss in the same period of 2013.  These items were partially offset by higher income tax expense and an increase in closure and impairment charges.

•                  General and administrative expenses were $34.8 million for the second quarter of 2014 compared to $35.6 million for the same period of 2013.

First Six Months of 2014 Highlights

•                  Adjusted net income available to common stockholders was $46.1 million in the first six months of 2014, representing adjusted earnings per diluted share of $2.43.  This compares to $41.5 million, or adjusted earnings per diluted share of $2.16, for the same period in 2013.  Adjusted earnings per diluted share for the first six months of 2014 rose by 13% compared to the same period in 2013. The increase was primarily due to higher segment profit, lower general and administrative expenses, and a decline in cash interest expense.  These items were partially offset by higher income taxes.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $39.3 million in the first six months of 2014, or earnings per diluted share of $2.07, compared to $34.5 million, or earnings per diluted share of $1.80 for the same period in 2013.  Earnings per diluted share for the first six months of 2014 improved by 15% compared to the same period in 2013.  The increase was primarily due to higher segment profit, debt modification costs that occurred in the first six months of 2013 that did not recur in the first six months of 2014, and a decline in general and administrative expenses.  These items were partially offset by higher income tax expense and a loss on the disposition of assets in the first six months of 2014 compared to a gain in the first six months of 2013.

•                  General and administrative expenses were $69.0 million in the first six months of 2014 compared to $69.7 million for the same period of 2013.

•                  EBITDA was $149.4 million for the first six months of 2014. (See “Non-GAAP Financial Measures” below.)

•                  For the first six months of 2014, cash flows from operating activities were $56.0 million and free cash flow was $50.0 million.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Second Quarter 2014

•                  Applebee’s domestic system-wide same-restaurant sales increased 0.6% for the second quarter of 2014 compared to the second quarter of 2013.

•                  IHOP’s domestic system-wide same restaurant sales increased 3.2% for the second quarter of 2014 compared to the same quarter of 2013.

First Six Months of 2014 Highlights

•                  Applebee’s domestic system-wide same-restaurant sales remained flat for the first six months of 2014 compared to the same period in 2013.

•                  IHOP’s domestic system-wide same restaurant sales increased 3.6% for the first six months of 2014 compared to the first six months of 2013.

DineEquity, Inc.

Financial Performance Guidance for Fiscal 2014

DineEquity reiterates its financial performance guidance for fiscal 2014 contained in the press release issued on February 26, 2014, except for IHOP’s domestic system-wide same restaurant sales.  The Company revised IHOP’s sales performance guidance to range between positive 1.0% and positive 2.5%.  This reflects an increase from the previous expectations of between positive 0.5% and positive 2.0%.

Investor Conference Call Today

The Company will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  To participate on the call, please dial (800) 708-4539 and reference pass code 37666196.  International callers, please dial (847) 619-6396 and reference pass code 37666196.

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on July 29, 2014 through 11:59 p.m. Pacific Time on August 5, 2014 by dialing (888) 843-7419 and referencing pass code 37666196#. International callers, please dial (630) 652-3042 and reference pass code 37666196#.  An online archive of the webcast will also be available on the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 19 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness and risks associated with the timing and our ability to refinance the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund

DineEquity, Inc.

capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, and any gain or loss related to the disposition of assets. This is presented on an aggregate basis and a per share (diluted) basis.  The Company defines “EBITDA” for a given period as income before income taxes less interest expense, loss on extinguishment of debt, depreciation and amortization, closure and impairment charges, non-cash stock-based compensation, gain or loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less principal payments on capital lease and financing obligations, the mandatory 1% of Term Loan principal balance repayment, and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from long-term receivables, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Segment Revenues:
Franchise and restaurant revenues	$126,444	$124,153	$258,239	$252,482
Rental revenues	30,709	30,731	61,462	61,734
Financing revenues	3,368	3,230	8,021	7,067
Total segment revenues	160,521	158,114	327,722	321,283
Segment Expenses:
Franchise and restaurant expenses	42,155	42,308	87,833	86,784
Rental expenses	23,653	24,535	47,519	48,804
Financing expenses	240	245	825	245
Total segment expenses	66,048	67,088	136,177	135,833
Gross segment profit	94,473	91,026	191,545	185,450
General and administrative expenses	34,816	35,641	69,001	69,673
Interest expense	24,942	24,956	49,911	50,251
Amortization of intangible assets	3,070	3,069	6,141	6,140
Closure and impairment charges	637	324	837	1,162
Loss on extinguishment of debt	6	16	12	36
Debt modification costs	—	—	—	1,296
(Gain) loss on disposition of assets	(130)	64	797	(254)
Income before income tax provision	31,132	26,956	64,846	57,146
Income tax provision	(11,965)	(10,019)	(24,855)	(21,970)
Net income	$19,167	$16,937	$39,991	$35,176
Net income available to common stockholders:
Net income	$19,167	$16,937	$39,991	$35,176
Less: Net income allocated to unvested participating	(307)	(298)	(649)	(627)
Net income available to common stockholders	$18,860	$16,639	$39,342	$34,549
Net income available to common stockholders per share:
Basic	$1.00	$0.88	$2.09	$1.82
Diluted	$1.00	$0.87	$2.07	$1.80
Weighted average shares outstanding:
Basic	18,776	18,953	18,785	18,932
Diluted	18,955	19,222	19,003	19,207

Dividends declared per common share	$0.75	$0.75	$1.50	$1.50
Dividends paid per common share	$0.75	$0.75	$1.50	$1.50

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,350	$106,011
Receivables, net	91,187	144,137
Prepaid gift cards	40,459	49,223
Prepaid income taxes	—	4,708
Deferred income taxes	28,874	23,853
Other current assets	12,323	3,650
Total current assets	273,193	331,582
Long-term receivables, net	190,380	197,153
Property and equipment, net	261,201	274,295
Goodwill	697,470	697,470
Other intangible assets, net	788,105	794,057
Other assets, net	108,740	110,085
Total assets	$2,319,089	$2,404,642
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$4,720	$4,720
Accounts payable	41,138	40,050
Gift card liability	108,046	171,955
Accrued employee compensation and benefits	14,404	24,956
Accrued interest payable	13,622	13,575
Income taxes payable	10,812	—
Current maturities of capital lease and financing obligations	12,936	12,247
Other accrued expenses	19,098	16,770
Total current liabilities	224,776	284,273
Long-term debt, net (less current maturities)	1,202,995	1,203,517
Capital lease obligations (less current maturities)	105,212	111,707
Financing obligations (less current maturities)	46,815	48,843
Deferred income taxes	330,525	341,578
Other liabilities	98,173	99,545
Total liabilities	2,008,496	2,089,463
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; June 30, 2014 - 25,277,373 issued, 18,967,460 outstanding; December 31, 2013 - 25,299,315 issued, 19,040,890 outstanding	253	253
Additional paid-in-capital	276,636	274,202
Retained earnings	348,026	336,578
Accumulated other comprehensive loss	(56)	(164)
Treasury stock, at cost; shares: June 30, 2014 - 6,309,913; December 31, 2013 - 6,258,425	(314,266)	(295,690)
Total stockholders’ equity	310,593	315,179
Total liabilities and stockholders’ equity	$2,319,089	$2,404,642

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$39,991	$35,176
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	17,498	17,636
Non-cash interest expense	3,315	3,054
Deferred income taxes	(16,047)	(15,335)
Non-cash stock-based compensation expense	5,508	5,842
Tax benefit from stock-based compensation	3,578	2,943
Excess tax benefit from share-based compensation	(4,455)	(1,567)
Loss (gain) on disposition of assets	797	(254)
Debt modification costs	—	1,281
Other	(867)	1,072
Changes in operating assets and liabilities:
Receivables, net	54,225	34,670
Current income tax receivables and payables	16,004	8,716
Prepaid expenses and other current assets	7,156	16,476
Accounts payable	1,911	8,089
Accrued employee compensation and benefits	(10,552)	(7,612)
Gift card liability	(63,911)	(59,936)
Other accrued expenses	1,841	5,178
Cash flows provided by operating activities	55,992	55,429
Cash flows from investing activities:
Additions to property and equipment	(4,086)	(2,953)
Proceeds from sale of property and equipment	681	—
Principal receipts from notes, equipment contracts and other long-term receivables	6,066	7,063
Other	75	11
Cash flows provided by investing activities	2,736	4,121
Cash flows from financing activities:
Repayment of long-term debt	(2,400)	(2,400)
Payment of debt modification costs	—	(1,281)
Principal payments on capital lease and financing obligations	(5,570)	(5,018)
Repurchase of DineEquity common stock	(30,006)	(14,504)
Dividends paid on common stock	(28,518)	(28,885)
Repurchase of restricted stock	(1,944)	(2,841)
Proceeds from stock options exercised	6,658	3,348
Excess tax benefit from share-based compensation	4,455	1,567
Change in restricted cash	(7,064)	1,564
Cash flows used in financing activities	(64,389)	(48,450)
Net change in cash and cash equivalents	(5,661)	11,100
Cash and cash equivalents at beginning of period	106,011	64,537
Cash and cash equivalents at end of period	$100,350	$75,637

DineEquity, Inc.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding closure and impairment charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; debt modification costs; and  gain or loss on disposition of assets, all items net of taxes, and related per share data:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income available to common stockholders, as reported	$18,860	$16,639	$39,342	$34,549
Closure and impairment charges	637	324	837	1,162
Loss on extinguishment of debt	6	16	12	36
Amortization of intangible assets	3,070	3,069	6,141	6,140
Non-cash interest expense	1,673	1,551	3,315	3,054
Debt modification costs	—	—	—	1,296
(Gain) loss on disposition of assets	(130)	64	797	(254)
Income tax provision	(1,997)	(1,909)	(4,219)	(4,345)
Net income allocated to unvested participating restricted stock	(55)	(60)	(116)	(137)
Net income available to common stockholders, as adjusted	$22,064	$19,694	$46,109	$41,501

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.00	$0.87	$2.07	$1.80
Closure and impairment charges	0.02	0.01	0.02	0.04
Loss on extinguishment of debt	0.00	0.00	0.00	0.00
Amortization of intangible assets	0.10	0.10	0.20	0.20
Noncash interest expense	0.06	0.05	0.11	0.10
Debt modification costs	—	—	—	0.04
(Gain) loss on disposition of assets	(0.01)	0.00	0.02	(0.01)
Net income allocated to unvested participating restricted stock	0.00	0.00	0.00	(0.01)
Rounding	(0.01)	(0.01)	0.01	—
Diluted net income available to common stockholders per share, as adjusted	$1.16	$1.02	$2.43	$2.16

Numerator for basic EPS-income available to common stockholders, as adjusted	$22,064	$19,694	$46,109	$41,501
Effect of unvested participating restricted stock using the two-class method	1	1	3	4
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$22,065	$19,695	$46,112	$41,505

Denominator for basic EPS-weighted-average shares	18,776	18,953	18,785	18,932
Dilutive effect of stock options	179	269	218	275
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,955	19,222	19,003	19,207

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Six Months Ended	Twelve Months Ended
	June 30, 2014
U.S. GAAP income before income taxes	$64,846	$118,317
Interest charges	57,741	115,591
Depreciation and amortization	17,498	35,217
Non-cash stock-based compensation	5,508	9,030
Closure and impairment charges	837	1,487
Gain on sale of assets	797	828
Other	2,154	3,453
EBITDA	$149,381	$283,923

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash from operations, plus receipts from notes, equipment contracts and other long-term receivables, less consolidated capital expenditures, principal payments on capital leases and financing obligations and the mandatory annual repayment of 1% of our Term Loan principal balance):

	Six Months Ended
	June 30,
	2014	2013
Cash flows provided by operating activities	$55,992	$55,429
Principal receipts from long-term receivables	6,066	7,063
Additions to property and equipment	(4,086)	(2,953)
Free cash flow before debt service	57,972	59,539
Principal payments on capital lease and financing obligations	(5,570)	(5,018)
Mandatory 1% of Term Loans principal balance repayment	(2,360)	(2,360)
Free cash flow	50,042	52,161
Dividends paid on common stock	(28,518)	(28,885)
Repurchase of DineEquity common stock	(30,006)	(14,504)
	$(8,482)	$8,772

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three months ended June 30, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,039	$60,731	$15,674	$30,709	$3,368	$160,521
Expense	1,294	25,331	15,530	23,653	240	66,048
Gross segment profit	48,745	35,400	144	7,056	3,128	94,473
Plus:
Depreciation/amortization	2,615	—	495	3,314	—	6,424
Interest charges	—	—	99	3,721	—	3,820
Segment EBITDA	$51,360	$35,400	$738	$14,091	$3,128	$104,717

	Three months ended June 30, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,223	$57,773	$16,157	$30,731	$3,230	$158,114
Expense	1,448	24,695	16,165	24,535	245	67,088
Gross segment profit	48,775	33,078	(8)	6,196	2,985	91,026
Plus:
Depreciation/amortization	2,711	—	542	3,346	—	6,599
Interest charges	—	—	93	4,020	—	4,113
Segment EBITDA	$51,486	$33,078	$627	$13,562	$2,985	$101,738

	Six months ended June 30, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$100,792	$125,472	$31,975	$61,462	$8,021	$327,722
Expense	2,694	53,304	31,835	47,519	825	136,177
Gross segment profit	98,098	72,168	140	13,943	7,196	191,545
Plus:
Depreciation/amortization	5,236	—	1,019	6,658	—	12,913
Interest charges	—	—	199	7,581	—	7,780
Segment EBITDA	$103,334	$72,168	$1,358	$28,182	$7,196	$212,238

	Six months ended June 30, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$100,956	$118,904	$32,622	$61,734	$7,067	$321,283
Expense	2,932	51,398	32,454	48,804	245	135,833
Gross segment profit	98,024	67,506	168	12,930	6,822	185,450
Plus:
Depreciation/amortization	5,471	—	1,071	6,754	—	13,296
Interest charges	—	—	187	8,112	—	8,299
Segment EBITDA	$103,495	$67,506	$1,426	$27,796	$6,822	$207,045

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three and six months ended June 30, 2014 and 2013, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,985	2,003	1,985	2,005
Company	23	23	23	23
Total	2,008	2,026	2,008	2,028

System-wide(b)
Sales percentage change(c)	0.6%	0.6%	(0.1)%	0.7%
Domestic same-restaurant sales percentage change(d)	0.6%	1.3%	0.0%	0.0%

Franchise(b)(e)
Sales percentage change(c)	0.6%	8.7%	(0.1)%	8.9%
Domestic same-restaurant sales percentage change(d)	0.6%	1.3%	0.1%	0.0%
Average weekly domestic unit sales (in thousands)	$48.2	$47.4	$48.8	$48.3

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,448	1,410	1,444	1,409
Area license	167	167	167	167
Company	10	12	11	12
Total	1,625	1,589	1,622	1,588

System-wide(b)
Sales percentage change(c)	6.0%	4.3%	6.2%	3.3%
Domestic same-restaurant sales percentage change(d)	3.2%	1.9%	3.6%	0.7%

Franchise(b)
Sales percentage change(c)	6.1%	4.3%	6.3%	3.3%
Domestic same-restaurant sales percentage change(d)	3.2%	1.9%	3.6%	0.7%
Average weekly domestic unit sales (in thousands)	$35.6	$34.4	$36.4	$34.7

Area License (b)
Sales percentage change(c)	5.8%	4.8%	6.9%	4.5%

DineEquity, Inc.

“Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and six months ended June 30, 2014 and 2013 were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,150.7	$1,144.2	$2,333.8	$2,335.7
IHOP franchise restaurant sales	$669.5	$630.9	$1,349.8	$1,270.2
IHOP area license restaurant sales	$64.8	$61.3	$134.9	$126.2

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data

The following table summarizes our restaurant development activity:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)

Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	1,988	2,008	1,988	2,011
Company restaurants	23	23	23	23
Total Applebee’s restaurants, beginning of period	2,011	2,031	2,011	2,034
Franchise restaurants opened:
Domestic	5	3	13	5
International	1	1	1	1
Total franchise restaurants opened	6	4	14	6
Franchise restaurants closed:
Domestic	(5)	(22)	(10)	(25)
International	(3)	(1)	(6)	(3)
Total franchise restaurants closed	(8)	(23)	(16)	(28)
Net franchise restaurant (reduction) development	(2)	(19)	(2)	(22)
Summary - end of period:
Franchise	1,986	1,989	1,986	1,989
Company restaurants	23	23	23	23
Total Applebee’s restaurants, end of period	2,009	2,012	2,009	2,012

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,449	1,410	1,439	1,404
Area license	168	167	168	165
Company	10	12	13	12
Total IHOP restaurants, beginning of period	1,627	1,589	1,620	1,581
Franchise/area license restaurants opened:
Domestic franchise	7	7	16	15
Domestic area license	1	1	2	3
International franchise	5	1	9	3
International area license	—	1	—	1
Total franchise/area license restaurants opened	13	10	27	22
Franchise/area license restaurants closed:
Domestic franchise	(6)	(5)	(11)	(9)
Domestic area license	(2)	—	(2)	—
International franchise	—	—	(1)	—
International area license	—	(1)	(1)	(1)
Total franchise/area license restaurants closed	(8)	(6)	(15)	(10)
Net franchise/area license restaurant development	5	4	12	12
Refranchised from Company restaurants	1	1	4	1
Franchise restaurants reacquired by the Company	(1)	—	(1)	—
Net franchise/area license restaurant additions	5	5	15	13
Summary - end of period
Franchise	1,455	1,414	1,455	1,414
Area license	167	168	167	168
Company	10	11	10	11
Total IHOP restaurants, end of period	1,632	1,593	1,632	1,593